News Release
AMI Semiconductor Completes Acquisition of the Semiconductor Division of Flextronics
Acquisition Adds Scale and Increases Presence in Asia
POCATELLO, Idaho. — September 9, 2005 — AMI Semiconductor, Inc. (NASDAQ: AMIS), today announced that it successfully completed its acquisition of the semiconductor division of Flextronics for approximately $138 million in cash, including acquisition related expenses. Up to an additional $2.2 million may be paid within 30 days pending resolution of certain outstanding items. Under the terms of the asset purchase agreement, AMIS acquired certain assets and assumed certain liabilities related to Flextronics’ custom mixed-signal products, imaging sensors and digital ASICs, including FPGA conversion products. AMIS is also working on another agreement with Flextronics to become a preferred supplier for mixed signal ASICs, image sensors, and FPGA conversions.
“We are excited about the synergies and strategic benefits of this acquisition, including the improved reach into Asia and the broadening of our offering with less-complex, higher-turn products in the mixed signal and structured digital business,” stated Christine King, president and chief executive officer of AMI Semiconductor. “This acquisition expands our market and scale in both mixed signal and structured digital products. In addition, the peripheral imaging sensor products included in the acquisition enhance our core competencies while driving profitable growth.”
AMIS financed the acquisition and related expenses using approximately $29.4 million in cash and $108.6 million in funds received under a recently announced increase to its existing term loan.
Conference Call and Webcast Information
AMIS will host a conference call and web simulcast for shareholders and analysts on Monday, September 12, 2005, at 3:00 p.m. ET to discuss the acquisition and its business outlook in greater detail. The conference call will be available to domestic participants by dialing 1-800-865-4428 and 1-706-643-3401 for international participants. A replay of the call will be available until close of business on September 26, 2005. The domestic dial-in number is 1-800-642-1687 and the international dial-in number is 1-706-645-9291. The Conference ID for both is 9177081. A web simulcast and reply will be available for the same period at http://www.amis.com.
About AMI Semiconductor
AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.
AMI Semiconductor, Inc.

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Forward Looking Statements
Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include plans to secure an agreement as Flextronic’s preferred supplier; the anticipated improvements in scale, market and reach into Asia; the amount and anticipated timing of the additional payment for certain outstanding items; and the anticipated timing of and planned agenda for the conference call. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the Company’s ability to successfully integrate the acquired Flextronics business and employees, the effect of general economic conditions and competition, product delays, disruptions or quality issues caused by unforeseen difficulties in the integration, loss of key personnel in the transition, any delays in addressing other issues associated with the integration, the effect of general economic conditions and competition, and other risks and uncertainties identified in reports filed from time to time by the Company with the Securities and Exchange Commission, including its most recent Form 10-Q and Annual Report on Form 10-K. The Company does not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:	Media Relations Contact:
Wade Olsen	Tamera Drake
AMI Semiconductor	AMI Semiconductor
Tel: 208.234.6045	Tel: 208.234.6890
E-Mail: wade_olsen@amis.com	E-Mail: tamera_drake@amis.com